AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON NOVEMBER 26,
1997
                                                                REGISTRATION
NO. 333-35447



                            SECURITIES AND EXCHANGE COMMISSION
                                  WASHINGTON, D.C. 20549

                                         FORM S-8
                                  REGISTRATION STATEMENT
                                           UNDER
                                THE SECURITIES ACT OF 1933



                              STANDARD MANAGEMENT CORPORATION
                  (Exact name of Registrant as specified in its charter)


                INDIANA                           35-1773567
     (State or Other Jurisdiction              (I.R.S. Employer
   of Incorporation or Organization)        Identification Number)

           9100 KEYSTONE CROSSING                   46240
         INDIANAPOLIS, INDIANA                    (Zip Code)
    (Address of Principle Executive
               Offices)

                             STANDARD MANAGEMENT CORPORATION
                        AMENDED AND RESTATED 1992 STOCK OPTION PLAN
                                 (Full Title of the Plan)

            STEPHEN M. COONS                        COPIES TO:
     STANDARD MANAGEMENT CORPORATION                   JOHN M. O'HARE
             9100 KEYSTONE CROSSING                    SIDLEY & AUSTIN
          INDIANAPOLIS, INDIANA 46240                ONE FIRST NATIONAL PLAZA
                  (317) 574-6200                     CHICAGO, ILLINOIS 60603

       (Name, Address and Telephone Number,
       Including Area Code, of Agent for Service)
                        ___________________________________________

                              CALCULATION OF REGISTRATION FEE

Title of Securities to  Amount to be Registered Proposed Maximum        Proposed Maximum        Amount of Registration
be Registered                                   Offering Price Per      Aggregate Offering      Fee
                                                Share                   Price
Common Stock, without 1,000,000 shares{ (1)}  $4.875, $6.8125{ (2)}         $6,777,345{ (2)}        $2,054
par value

(1) This registration statement also covers an additional and indeterminate number of shares as may become issuable because of the provisions of the Plan relating to adjustments for changes resulting from stock dividends, stock splits and similar changes.

(2) Estimated solely for the purpose of calculating the registration fee required by Section 6(b) of the Securities Act, pursuant to Rule 457(c) thereunder, based on (i) as to options to purchase 18,145 shares of Common Stock, a $4.875 purchase price per share, and (ii) as to 981,855 shares of Common Stock, the average of the high and low prices of the Common Stock on November 18, 1997, as reported in the consolidated reporting system.

                                    PART II
                          INFORMATION REQUIRED IN THE
                            REGISTRATION STATEMENT


ITEM 3.  INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

            The following documents heretofore filed with the Securities and Exchange Commission (the "Commission") by Standard Management Corporation (the "Company") are incorporated herein by reference:

            (a) the Company's Annual Report on Form 10-K, as amended by the Company's Annual Reports on Form 10-K/A No. 1 and Form 10-K/A No. 2 for the year ended December 31, 1996;

            (b) the Company's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1997 and June 30, 1997, as amended by the Company's Quarterly Reports on Form 10-Q/A No. 1 for the quarters ended March 31, 1997, and June 30, respectively, and the Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 1997;

            (c) the Company's Current Report on Form 8-K dated January 22, 1997, the Company's Current Report on Form 8-K dated January 24, 1997, as amended by the Company's Current Reports on Form 8-K/A filed February 19, 1997, April 10, 1997, May 20, 1997 and August 29, 1997, the Company's Current Report on Form 8-K dated February 17, 1997, the Company's Current Report on Form 8-K dated October 8, 1997 and the Company's Current Report on Form 8-K dated October 29, 1997; and

            (d) the description of the common stock, without par value, of the Company (the "Common Stock") contained in the Registration Statement on Form 8-A filed by the Company with the Commission on November 20, 1992, including any amendments or reports filed for the purpose of updating such description.

            All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, are deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the respective dates of filing of such documents (such documents, and the documents enumerated above, being hereinafter referred to as "Incorporated Documents").

            Any statement contained in an Incorporated Document shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed Incorporated Document modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.  DESCRIPTION OF SECURITIES

            Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

            Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

            The Indiana Business Corporation Law permits an Indiana corporation to indemnify its directors and officers from liability for their conduct if such conduct was made in good faith with the reasonable belief that such conduct was in the corporation's best interest. If the individual was not acting in his or her official capacity with the corporation, then indemnification is permitted for good faith conduct made with the reasonable belief that such conduct was at least not opposed to the best interest of the corporation. Unless limited by its articles of incorporation, a corporation must indemnify a director or officer, who is wholly successful in the defense of any proceeding to which the director or officer is a party by virtue of being a director or officer of the corporation, against reasonable expenses incurred in connection with the proceeding. Indemnification can be made in advance of the final disposition of a proceeding if certain procedural requirements are met. An Indiana corporation is permitted to purchase and maintain insurance on behalf of directors and officers against liability asserted against them in that capacity or arising from an individual's status as a director or officer, whether or not the corporation would have power to indemnify the individual against the same liability under the Indiana Business Corporation Law. In addition, the stockholders of a corporation may approve the inclusion of other or additional indemnification provisions in the articles of incorporation or by-laws.

            The Articles of Incorporation of the Company provide for the indemnification of directors and officers against reasonable expenses actually incurred, except in relation to any action in which it is finally adjudged that the director or officer is liable for willful misconduct or recklessness in the performance of corporate duties. In addition, indemnification is permitted for amounts paid by directors or officers upon judgement and the reasonable costs of settlement of any such action, if a majority of a disinterested committee of the Company Board of Directors determines that such payment or settlement is in the interest of the Company and that the director or officer to be reimbursed did not engage in any act constituting willful misconduct or recklessness in the performance of corporate duties.

            The Bylaws of the Company provide for indemnification of directors and officers to the fullest extent available under then applicable law.

            The Company has entered into separate indemnification agreements with some of its directors that may require the Company, among other things, to indemnify them against certain liabilities that may arise by reason of their status of service as directors, to the maximum extent permitted under the Indiana Business Corporation Law. Standard Life Insurance Company of Indiana, a wholly-owned subsidiary of the Company ("Standard Life"), has entered into separate indemnification agreements with each of its directors and each of the directors of the Company, which agreements require Standard Life, among other things, to indemnify such directors against certain liabilities that may arise by reason of their status or service as directors to the maximum extent permitted under Indiana law.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED

            Not applicable.

ITEM 8.  EXHIBITS

Exhibit
NUMBER      DESCRIPTION OF EXHIBIT

4.1 Amended and Restated Articles of Incorporation of the Company, as amended (incorporated by reference to the Company's Annual Report on Form 10-K (File No. 0-20882) for the year ended December 31,
            1995).

4.2 Amended and Restated Bylaws of the Company, as amended (incorporated by reference to the Company's Registration Statement on Form S-1 (Registration No. 33-53370) as filed with the Commission on January 27, 1993 and to Exhibit 3 of the Company's Quarterly Report on Form 10-Q (File No. 0-20882) for the quarter ended September 30, 1994).

4.3 Standard Management Corporation Amended and Restated 1992 Stock Option Plan (incorporated by reference to the Company's Registration Statement on Form S-4 (Registration No. 333-35447) as filed with the Commission on September 11, 1997.

4.4 Form of Senior Note Agreement Warrant (incorporated by reference to the Company's Registration Statement on Form S-1 (Registration No. 33-53370) as filed with the Commission on January 27, 1993).

4.5 Form of Oppbridge Partners Warrant (incorporated by reference to the Company's Registration Statement on Form S-1 (Registration No. 33-53370) as filed with the Commission on January 27, 1993).

4.6 Registration Rights Agreement, dated as of May 3, 1990 among the Company, Howard T. Cohn and Joseph J. Piazza and the first amendment thereto, dated June 4, 1990 (incorporated by reference to the Company's Registration Statement on Form S-1 (Registration No. 33-53370) as filed with the Commission on January 27, 1993).

4.7 Amended and Restated Registration Rights Agreement dated as of November 8, 1996 by and between the Company and Fleet National Bank (incorporated by reference to the Company's Quarterly Report on Form 10-Q (File No. 0-20882) for the quarter ended September 30,
            1996).

4.8 Form of Fleet National Bank Warrant (incorporated by reference to the Company's Quarterly Report on Form 10-Q (File No. 0-20882) for the quarter ended September 30, 1996).

4.9 Form of President's Club Warrant (incorporated by reference to the Company's Annual Report on Form 10-K (File No. 0-20882) for the quarter ended December 31, 1995).

4.10 Registration Rights Agreement dated as of November 8, 1996 by and between the Company and Great American Reserve Insurance Company (incorporated by reference to the Company's Quarterly Report on Form 10-Q (File No. 0-20882) for the quarter ended September 30,
            1996).

4.11 Form of Sand Brothers & Company, Ltd. Warrant (incorporated by reference to the Company's Annual Report on Form 10-K (File No. 0-20882) for the year ended December 31, 1996).

*5.1 Opinion of Stephen M. Coons regarding the legality of the securities being registered.

*23.1       Consent of Ernst & Young LLP.

*23.2       Consent of KPMG Audit.

*23.3       Consent of Stephen M. Coons (contained in Exhibit 5 hereto).

24          Powers of Attorney (included in the signature page of this
      Registration Statement).
_____________________

*     Filed herewith.

ITEM 9.  UNDERTAKINGS

      (a)  The undersigned Registrant hereby undertakes:

      (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

            (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

            (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

            (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

      (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

      (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

      (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

            Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Indianapolis, State of Indiana, on November 26, 1997.

                              STANDARD MANAGEMENT CORPORATION


                             By:    RONALD D. HUNTER
                                    Ronald D. Hunter
                                    Chairman, President and
                                    Chief Executive Officer

            KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears immediately below constitutes and appoints Ronald D. Hunter and Stephen
M. Coons, and each or any of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

            Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated and on the dates indicated.


                    SIGNATURE                   TITLE                       DATE


 RONALD D. HUNTER           Chairman, President and Chief    November 26, 1997
 Ronald D. Hunter           Executive Officer


 PAUL B. PHEFFER            Executive Vice President,        November 26, 1997
 Paul B. Pheffer            Chief Financial Officer,
                            Treasurer and Director
                            (Principal Financial Officer)


 GERALD R. HOCHGESANG       Senior Vice President -- Finance November 26, 1997
 Gerald R. Hochgesang       (Principal Accounting Officer)


 RAYMOND J. OHLSON          Director                         November 26, 1997
 Raymond J. Ohlson


 EDWARD T. STAHL            Director                         November 26, 1997
 Edward T. Stahl


 STEPHEN M. COONS           Director                         November 26, 1997
 Stephen M. Coons


        *                   Director                         November 26, 1997
 Martial R. Knieser


        *                   Director                         November 26, 1997
 Ramesh H. Bhat


        *                   Director                         November 26, 1997
 James C. Lanshe


        *                   Director                         November 26, 1997
 Robert A. Borns


* By    RONALD D. HUNTER
      Ronald D. Hunter
      Attorney-in-Fact

            INDEX TO EXHIBITS TO REGISTRATION STATEMENT ON FORM S-8

Exhibit
NUMBER      DESCRIPTION OF EXHIBIT

4.1 Amended and Restated Articles of Incorporation of the Company, as amended (incorporated by reference to the Company's Annual Report on Form 10-K (File No. 0-20882) for the year ended December 31,
            1995).

4.2 Amended and Restated Bylaws of the Company, as amended (incorporated by reference to the Company's Registration Statement on Form S-1 (Registration No. 33-53370) as filed with the Commission on January 27, 1993 and to Exhibit 3 of the Company's Quarterly Report on Form 10-Q (File No. 0-20882) for the quarter ended September 30, 1994).

4.3 Standard Management Corporation Amended and Restated 1992 Stock Option Plan (incorporated by reference to the Company's Registration Statement on Form S-4 (Registration No. 333-35447) as filed with the Commission on September 11, 1997.

4.4 Form of Senior Note Agreement Warrant (incorporated by reference to the Company's Registration Statement on Form S-1 (Registration No. 33-53370) as filed with the Commission on January 27, 1993).

4.5 Form of Oppbridge Partners Warrant (incorporated by reference to the Company's Registration Statement on Form S-1 (Registration No. 33-53370) as filed with the Commission on January 27, 1993).

4.6 Registration Rights Agreement, dated as of May 3, 1990 among the Company, Howard T. Cohn and Joseph J. Piazza and the first amendment thereto, dated June 4, 1990 (incorporated by reference to the Company's Registration Statement on Form S-1 (Registration No. 33-53370) as filed with the Commission on January 27, 1993).

4.7 Amended and Restated Registration Rights Agreement dated as of November 8, 1996 by and between the Company and Fleet National Bank (incorporated by reference to the Company's Quarterly Report on Form 10-Q (File No. 0-20882) for the quarter ended September 30,
            1996).

4.8 Form of Fleet National Bank Warrant (incorporated by reference to the Company's Quarterly Report on Form 10-Q (File No. 0-20882) for the quarter ended September 30, 1996).

4.9 Form of President's Club Warrant (incorporated by reference to the Company's Annual Report on Form 10-K (File No. 0-20882) for the quarter ended December 31, 1995).

4.10 Registration Rights Agreement dated as of November 8, 1996 by and between the Company and Great American Reserve Insurance Company (incorporated by reference to the Company's Quarterly Report on Form 10Q (File No. 0-20882) for the quarter ended September 30,
            1996).

4.11 Form of Sand Brothers & Company, Ltd. Warrant (incorporated by reference to the Company's Annual Report on Form 10-K (File No. 0-20882) for the year ended December 31, 1996).

*5.1 Opinion of Stephen M. Coons regarding the legality of the securities being registered.

*23.1       Consent of Ernst & Young LLP.

*23.2       Consent of KPMG Audit.

*23.3       Consent of Stephen M. Coons (contained in Exhibit 5 hereto).

24 Powers of Attorney (included in the signature page of this Registration Statement).
_____________________
*     Filed herewith.